UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 12, 2018

Date of report (date of earliest event reported)

salesforce.com, inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

The Landmark @ One Market, Suite 300

San Francisco, CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13A.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

salesforce.com, inc. (the “Company”) held its 2018 Annual Meeting of Stockholders on June 12, 2018 (the “Meeting”). The proposals considered at the Meeting are described in the Company’s 2018 Proxy Statement filed with the Securities and Exchange Commission (the “Proxy Statement”), and the final voting results are set forth below:

1.	Election of directors:

	For	Against	Abstain	Broker Non-Votes
Marc Benioff	590,671,437	7,635,117	1,464,248	64,398,180
Keith Block	588,316,657	11,056,839	397,306	64,398,180
Craig Conway	593,938,626	5,402,602	429,574	64,398,180
Alan Hassenfeld	581,913,742	17,435,496	421,564	64,398,180
Neelie Kroes	598,904,141	457,260	409,401	64,398,180
Colin Powell	598,225,331	1,146,500	398,971	64,398,180
Sanford Robertson	574,369,548	18,727,527	6,673,727	64,398,180
John V. Roos	597,678,888	1,612,508	479,406	64,398,180
Bernard Tyson	576,388,283	22,913,045	469,474	64,398,180
Robin Washington	592,019,760	7,285,269	465,773	64,398,180
Maynard Webb	591,657,321	7,674,268	439,213	64,398,180
Susan Wojcicki	599,226,063	139,852	404,887	64,398,180

2.	Amendment and restatement of the Company’s Certificate of Incorporation:

For	Against	Abstain	Broker Non-Votes
598,329,916	1,033,472	407,414	64,398,180

3.	Amendment and restatement of the Company’s 2013 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
549,740,426	49,533,940	496,436	64,398,180

4.	Ratification of Ernst & Young LLP as the Company’s independent auditor for fiscal 2019:

For	Against	Abstain	Broker Non-Votes
624,145,724	39,557,672	465,586	0

5.	Advisory approval of the fiscal 2018 compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
587,490,482	11,181,441	1,098,879	64,398,180

6.	Stockholder proposal to eliminate supermajority voting requirements:

For	Against	Abstain	Broker Non-Votes
479,465,832	119,465,065	839,905	64,398,180

7.	Stockholder proposal to report on the Company’s criteria for investing in, operating in and withdrawing from high-risk regions:

For	Against	Abstain	Broker Non-Votes
6,226,119	586,451,347	7,093,336	64,398,180

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported above, at the Meeting, the Company’s stockholders approved amendments to the Company’s 2013 Equity Incentive Plan (the “Amended Plan”) to increase the number of shares authorized for grant by 40 million. The amendments also made certain other changes to the plan in light of the Tax Cuts and Jobs Act and its impact on Section 162(m) of the Internal Revenue Code of 1986. The Amended Plan is described in more detail in the Proxy Statement.

The foregoing description and the summary contained in the Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Exhibit 10.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported above, at the Meeting, the Company’s stockholders approved the amendment and restatement of the Company’s Certificate of Incorporation (the “Amended Certificate”) to allow one or more stockholders who own at least 15% of the Company’s common stock and who satisfy certain procedures to require that the Company call a special meeting of the stockholders. The Amended Certificate became effective upon its filing with the Secretary of State of the State of Delaware on June 13, 2018. Prior to the filing of the Amended Certificate, the stockholders did not have the ability to require that the Company call a special meeting of the stockholders.

In addition, in connection with stockholder approval of the Amended Certificate, the Board amended Article I of the Company’s bylaws (the “Bylaws”), effective June 13, 2018, to (1) specify the information required to be provided in connection with a stockholder’s request to call a special meeting, (2) define ownership for purposes of the “net long” ownership standard under the Amended Certificate, and (3) set forth additional procedures and conditions applicable to stockholders’ ability to request that the Company call a special meeting.

The foregoing description is qualified in its entirety by reference to the full text of the Amended Certificate and Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of salesforce.com, inc

3.2	Amended and Restated Bylaws of salesforce.com, inc.

10.1	Amended and Restated 2013 Equity Incentive Plan

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Amended and Restated Certificate of Incorporation of salesforce.com, inc

3.2	Amended and Restated Bylaws of salesforce.com, inc.

10.1	Amended and Restated 2013 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2018

salesforce.com, inc.

/s/ Amy Weaver
Amy Weaver
President, Legal, General Counsel and Secretary